UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 9, 2016
Date of Report (Date of earliest event reported)

STONE ENERGY CORPORATION
(Exact name of registrant as specified in charter)

Delaware	1-12074	72-1235413
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

625 E. Kaliste Saloom Road Lafayette, Louisiana	70508
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (337) 237-0410

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On March 9, 2016, Stone Energy Corporation (“Stone”) borrowed $385 million under the Fourth Amended and Restated Credit Agreement, dated June 24, 2014, among Stone, as borrower, Bank of America, N.A., as Administrative Agent and Issuing Bank, and the financial institutions named therein, as amended and currently in effect (the “Credit Facility”), which represents substantially all of the remaining undrawn amount that was available under the Credit Facility. These funds are intended to be used for general corporate purposes.

As of March 10, 2016, following the funding of this borrowing, the aggregate principal amount of borrowings under the Credit Facility was $477 million. This is in addition to $19 million of outstanding letters of credit. These bank borrowings will initially bear interest at a rate of approximately 5%.

On March 10, 2016, the banks provided notice to Stone under the Credit Facility of a request for a borrowing base redetermination.  Stone expects that the borrowing base will be reduced to an amount below the current borrowings at the time of the redetermination.  If upon the redetermination, Stone’s outstanding borrowings plus its outstanding letters of credit exceed the redetermined borrowing base (referred to as a borrowing base deficiency), Stone will be required to repay such borrowing base deficiency. The Credit Facility allows Stone to cure a borrowing base deficiency through any combination of the following actions: (1) repay amounts outstanding sufficient to cure the borrowing base deficiency within 10 days after Stone’s written election to do so; (2) add additional oil and gas properties acceptable to the banks to the borrowing base and take such actions necessary to grant the banks a mortgage in such oil and gas properties within 30 days after Stone’s written election to do so and/or (3)  pay the deficiency in six equal monthly installments.

Item 7.01.    Regulation FD Disclosure.

On March 10, 2016, we issued a press release providing a bank borrowing update and announcing the retention of Lazard and Latham & Watkins LLP to advise the Company and assist in analyzing and considering financial, transactional and strategic alternatives. Vinson & Elkins LLP will continue to provide ongoing corporate and finance representation. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 7.01.

In accordance with General Instruction B.2 of Form 8-K, the information in this report, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall such information, including Exhibit 99.1, be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01.    Other Events.

The Company has retained Lazard and Latham & Watkins LLP to advise the Company and assist in analyzing and considering financial, transactional and strategic alternatives. Vinson & Elkins LLP will continue to provide ongoing corporate and finance representation.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits:

99.1	Press release dated March 10, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Stone Energy Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STONE ENERGY CORPORATION

Date: March 10, 2016	By:	/s/ Lisa S. Jaubert
Lisa S. Jaubert Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release dated March 10, 2016.